Exhibit 10.2

FIRST AMENDMENT TO
EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS FIRST AMENDMENT TO EXECUTIVE CHANGE IN CONTROL SEVERANCE AGREEMENT (this “Amendment”) is entered into as of ___________ _____, 20____ by and between Aegion Corporation, a Delaware corporation (the “Company”), and _______________ (“Executive”).

WHEREAS, that certain Executive Change in Control Severance Agreement dated as of ____________ (the “Agreement”) was entered into by and between the Company and Executive; and

WHEREAS, Section 9.7 of the Agreement authorizes the Company and Executive to agree to modifications to the Agreement; and

WHEREAS, the parties to this Amendment desire to modify the Agreement to the extent set forth herein.

NOW, THEREFORE, based on the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given such terms in the Agreement.

2.    The following modification shall be made to the Agreement:

(a)    The definition of the term “Change in Control” set forth in Article I, Section (f) of the Agreement shall be deleted in its entirety and replaced with the following:

“Change in Control” of the Company shall mean the occurrence of any one (1) or more of the following events:

(i)
the acquisition by one person, or more than one person acting as a group, in a transaction or series of related transactions, of ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 30% of the total fair market value or total voting power of the stock of the Company; and/or

(ii)
a majority of the members of the Company’s board of directors is replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; and/or

(iii)
the consummation of a merger or consolidation of the Company other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; and/or

(iv)
the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is a consummated sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes hereof, “person” shall mean any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act, except that such term shall not include (i) the Company or any of its affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) a person or group as used in Rule 13d-1(b) under the Exchange Act.

3.     The Agreement is modified only as expressly provided in this Amendment and shall otherwise remain in full force and effect. This Amendment may be executed in counterparts, which together shall constitute the executed original.

[Remainder of Page Intentionally Left Blank; Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment on this ________ day of ________, 20____.

AEGION CORPORATION

___________________________
By:

___________________________
[Name of Executive]